EXHIBIT 10.3

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES

AND RENTS AND FINANCING STATEMENT

STOCKERYALE, INC.

to

LAURUS MASTER FUND, LTD.

(Hampshire Road and Garabedian Drive,

Salem, New Hampshire and Methuen, Massachusetts)

THIS INSTRUMENT CONSTITUTES A FIXTURE FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE COVERING THE ITEMS AND TYPES OF COLLATERAL DESCRIBED HEREIN. THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL ARE AS DESCRIBED BELOW, IN COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE.

UNDER THE TERMS AND PROVISIONS OF THE NOTE WHICH THIS INSTRUMENT SECURES AND UNDER THE TERMS AND PROVISIONS OF ANY FUTURE OR FURTHER ADVANCES SECURED HEREBY, THE INTEREST RATE PAYABLE THEREUNDER MAY BE VARIABLE. THE PURPOSE OF THIS PARAGRAPH IS TO PROVIDE RECORD NOTICE OF THE RIGHT OF MORTGAGEE, ITS SUCCESSORS AND ASSIGNS, TO INCREASE OR DECREASE THE INTEREST RATE ON ANY INDEBTEDNESS SECURED HEREBY WHERE THE TERMS AND PROVISIONS OF SUCH INDEBTEDNESS PROVIDE FOR A VARIABLE INTEREST RATE.

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT (hereinafter referred to as this "Mortgage") is made and entered into by StockerYale, Inc. , a Massachusetts corporation, with an address of 32 Hampshire Road, Salem, New Hampshire 03079, as debtor and mortgagor (hereinafter referred to as "Mortgagor") to Laurus Master Fund, Ltd., a Cayman Islands company with an address c/o Ironshare Corporate Services, Ltd., P.O. Box 1234, G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, as secured party and mortgagee (hereinafter referred to as "Mortgagee").

WITNESSETH:

That for and in consideration of One and no/100 dollars ($1.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by Mortgagor, and in order to secure the Secured Obligations (as hereinafter defined), Mortgagor does hereby give, grant, bargain, sell, transfer, assign, mortgage and convey unto Mortgagee, and its successors and assigns, with MORTGAGE COVENANTS and upon the STATUTORY CONDITIONS AND WITH THE STATUTORY POWER OF SALE (as such terms are defined under the laws of the jurisdictions where the Mortgaged Property is located), all of the following described property (hereinafter collectively referred to as the "Mortgaged Property"):

(a)    Those certain tracts and parcels of land located at Hampshire Road and Garabedian Drive, Salem, New Hampshire and Methuen, Massachusetts , as more particularly described in Exhibit A attached hereto and by this reference made a part hereof, together with all right, title and interest of Mortgagor, including any after-acquired title or reversion, in and to the common areas, rights-of-ways, streets and alleys adjacent thereto, and all easements, rights-of-way, licenses, operating agreements, strips and gores of land, vaults, roads, streets, ways, alleys, passages, sewers, sewer rights, waters, water courses, water rights and powers, oil, gas and other minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on, servicing or benefiting the land or under or above same, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, easements and appurtenances whatsoever, in any way belonging, relating to or appertaining to said tract or parcel of land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor and the reversion and reversions, remainder and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Mortgagor of, in and to the same (hereinafter referred to as the "Real Estate"); and

(b)    All buildings, structures, parking areas, landscaping, and other improvements of every nature now or hereafter situated, erected or placed on the Real Estate (hereinafter referred to as the "Improvements"), and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Real Estate; and

(c)    All fixtures, goods to become fixtures, machinery, equipment, furniture, inventory, building supplies, appliances and other articles of personal property (hereinafter collectively referred to as the "Personal Property"), including, but not limited to, all gas and electric fixtures, radiators, heaters, furnaces, engines and machinery, boilers, ranges, ovens, elevators and motors, bathtubs, sinks, commodes, basins, pipes, faucets and other plumbing, heating and air conditioning equipment, mirrors, refrigerating plant, refrigerators, iceboxes, dishwashers, carpeting, floor coverings, furniture, light fixtures, signs, lawn equipment, water heaters, and cooking apparatus and appurtenances, and all other fixtures and equipment now or hereafter owned by Mortgagor and located in, on or about, or used or intended to be used with or in connection with the use, operation, or enjoyment of the Real Estate or the Improvements, whether installed in such a way as to become a part thereof or not, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing and all the right, title and interest of Mortgagor in and to any of the foregoing now owned or hereafter acquired by Mortgagor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Improvements as between the parties hereto and all persons claiming by, through or under them; and

(d)    All right, title and interest of Mortgagor in and to all policies of insurance, licenses, franchises, permits and all applications filed in connection therewith, service contracts, maintenance contracts, property management agreements, equipment leases, tradenames, trademarks, service marks, logos, goodwill, accounts, chattel paper and general intangibles as defined in the Uniform Commercial Code, which in any way now or hereafter belong, relate or appertain to the Real Estate, the Improvements or the Personal Property or any part thereof now owned or hereafter acquired by Mortgagor, including, without limitation, all condemnation payments, insurance proceeds and escrow funds and all other property of Mortgagor deposited with Mortgagee or held by Mortgagee (hereinafter referred to as the "Intangible Property"), and

(e)    All leases, subleases, licenses, franchises, concessions or grants of other possessory interests, tenancies, and any other agreements affecting the use, possession or occupancy of the Real Estate, Improvements or Personal Property or any part thereof (including, without limitation, guest rooms, restaurants, bars, conference and meeting rooms, and banquet halls and other public facilities), whether now or hereafter existing or entered into (including, without limitation, any use or occupancy arrangements created pursuant to Section 365(d) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Real Estate) and all amendments, modifications, supplements, extensions or renewals thereof, whether now or hereafter existing and all amendments, modifications, supplements, extensions or renewals thereof, together with the right to enforce, whether at law or in equity or by any other means, all terms, covenants and provisions of the foregoing (collectively the "Leases").

(f)    All rents, issues, profits, royalties (including all oil and gas or other hydrocarbon substances), earnings, receipts, revenues, accounts, account receivable, security deposits and other deposits (subject to the prior right of the tenants making such deposits) and income, including, without limitation, fixed, additional and percentage rents, and all operating expense reimbursements, reimbursements for increases in taxes, sums paid by tenants to Mortgagor to reimburse Mortgagor for amounts originally paid or to be paid by Mortgagor or Mortgagor’s agents or affiliates for which such tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits now or hereafter derived from any portion of the Real Estate or otherwise due and payable or to become due and payable as a result of any ownership, use, possession, occupancy or operation thereof and/or services rendered, goods provided and business conducted in connection therewith (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupants of any portion of the Real Estate and all claims as a creditor in connection with any of the foregoing), all claims under any and all lease guaranties, letters of credit and any other credit support given by any guarantor in connection with any of the Leases or leasing commissions payable to Mortgagor and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto, now or hereafter, including during any period of redemption, derived from the Real Estate or any portion thereof and all proceeds from the cancellation, surrender, sale or other disposition of the Leases (collectively the "Rents").

(g)    All the right, title, interest of Mortgagor in and to all plans and specifications relating to the Improvements on the Real Estate (hereinafter collectively referred to as the "Plans"); and

(h)    All judgments, awards of damages and settlements hereafter made as a result or in lieu of any taking of the Real Estate Improvements or any interest therein or part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Real Estate, or the improvements thereon or any part thereof, including any award for change of grade of streets; and

(i)    All the right, title, interest of Mortgagor in and to the environmental indemnification provisions inuring to the benefit of Mortgagor (and its lenders) under that certain Purchase and Sale Agreement dated August 28, 1995 by and between John Hancock Mutual Life Insurance Company as seller and Mortgagor as buyer pertaining to the acquisition by Mortgagor of the Real Estate and Improvements as the same may have been amended; and

(j)    All proceeds, products, substitutions and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Mortgaged Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoove of Mortgagee and the successors and assigns of Mortgagee, in fee simple forever; and Mortgagor covenants that Mortgagor is lawfully seized and possessed of the Mortgaged Property and holds marketable fee simple absolute title to the same and has good right to convey the Mortgaged Property and that the conveyances in this Mortgage are subject to only those matters (hereinafter referred to as the "Permitted Encumbrances") expressly set forth in Exhibit B attached hereto and by this reference made a part hereof. Except for the Permitted Encumbrances, Mortgagor does warrant and will forever defend the title to the Mortgaged Property against the claims of all persons whomsoever.

This Mortgage is intended to constitute: (i) a mortgage deed and (ii) a security agreement and FINANCING STATEMENT under the Uniform Commercial Code. This Mortgage is also intended to operate and be construed as an absolute present assignment of the Leases and Rents, Mortgagor hereby agreeing that Mortgagee is entitled to receive the Rents, issues and profits of the Mortgaged Property prior to an Event of Default and without entering upon or taking possession of the Real Estate.

PROVIDED NEVERTHELESS, that if Mortgagor, its successors or assigns pays and performs or causes to be paid and performed the following described indebtedness and obligations (hereinafter all collectively referred to as the "Secured Obligations"), then this Mortgage shall be void, otherwise this Mortgage shall remain in full force:

(a)    The debt and other obligations of Mortgagor to Mortgagee under that certain Secured Convertible Note of even date herewith in the amount of Four Million Dollars ($4,000,000.00) (as the same may be amended, extended, restated or substituted from time to time, the "Note");

(b)    The full and prompt payment and performance by Mortgagor of all of the provisions, agreements, covenants and obligations of the Mortgagor contained in this Mortgage, in the Securities Purchase Agreement by and between Mortgagor and Mortgagee of even date herewith (as the same may be amended, extended, restated or substituted from time to time, "Purchase Agreement"), in any promissory note issued pursuant to the Purchase Agreement, in the Common Stock Purchase Warrant from Mortgagor to Mortgagee of even date herewith, in the Registration Rights Agreement between Mortgagor and Mortgagee of even date herewith, and in all other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the obligations evidenced by the Note and Purchase Agreement (the Note, this Mortgage, the Purchase Agreement and such other promissory notes, agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the "Transaction Documents"),

(c)    The accuracy of all of the representations and warranties of Mortgagor contained herein, in the Purchase Agreement and in the other Transaction Documents;

(d)    Any and all additional advances made by Mortgagee to preserve and protect the Improvements or to protect or preserve the Mortgaged Property or the security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor’s obligations hereunder or under the other Transaction Documents or for any other purpose provided herein or in the other Transaction Documents (whether or not the original Mortgagor remains the owner of the Mortgaged Property at the time of such advances); and

(e)    Any and all other indebtedness, however incurred, which may now or hereafter be due and owing from Mortgagor to Mortgagee, as maker, guarantor or surety, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether expressed or implied, direct or indirect absolute or contingent, or due or to become due, and all renewals, modifications, consolidations and extensions thereof.

This Mortgage is, in addition, upon the STATUTORY CONDITIONS OF THE LAWS OF NEW HAMPSHIRE AND MASSACHUSETTS, upon the breach of which Mortgagee shall have the STATUTORY POWERS OF SALE UNDER THE LAWS OF NEW HAMPSHIRE AND MASSACHUSETTS, which are hereby incorporated herein by reference.

Mortgagor hereby further covenants and agrees with Mortgagee as follows:

1.    Payment and Performance of Secured Obligations . Mortgagor shall promptly pay the Secured Obligations when due, and fully and promptly perform all of the provisions, agreements, covenants and obligations of the Secured Obligations.

2.    Funds for Impositions . At Mortgagee’s request, Mortgagor shall pay into an account established with Mortgagee, on the days that monthly installments of interest are payable under the Note, until the Note is paid in full, a sum (hereinafter referred to as the "Funds") equal to one-twelfth (1/12) of the following items (hereinafter collectively referred to as the "Impositions"): (a) real estate taxes, ad valorem taxes, personal property taxes, assessments, betterments, and all governmental charges of every name and restriction which may be levied on the Mortgaged Property, and (b) the yearly premium installments for the insurance covering the Mortgaged Property and required by Mortgagee pursuant to Paragraph 4 hereof. The Impositions shall be estimated initially and from time to time by Mortgagee on the basis of assessments and bills and estimates thereof. The Funds shall be held by Mortgagee, free of interest and free of any liens or claims on the part of creditors of Mortgagor and as part of the security for the Secured Obligations. The Funds shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Mortgagee. The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Mortgagee’s option and without notice to Mortgagor, to the payment of the Secured Obligations upon any Event of Default hereunder. If at any time the amount of the Funds held by Mortgagee shall be less than the amount deemed necessary by Mortgagee to pay Impositions as such become due, Mortgagor shall pay to Mortgagee any amount necessary to make up the deficiency within five (5) days after notice from Mortgagee to Mortgagor requesting payment thereof. Upon payment in full of the Secured Obligations, Mortgagee shall promptly refund to Mortgagor any Funds held by Mortgagee.

3.    Impositions, Liens and Charges . Mortgagor shall pay all Impositions and other charges, if any, attributable to the Mortgaged Property, as and when due, unless, pursuant to Paragraph 2 above, Mortgagee has requested that they be paid monthly, in which case, they shall be paid in accordance with Paragraph 2. Mortgagor shall furnish to Mortgagee all bills and notices of amounts due under this Paragraph 3 as soon as received. Mortgagor shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Mortgaged Property and will keep and maintain the Mortgaged Property free from the claims of all persons supplying labor or materials to the Mortgaged Property.

4.    Insurance.

(a)    Mortgagor, at its expense, shall procure and maintain for the benefit of Mortgagor and Mortgagee, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles, and expiration dates as are acceptable to Mortgagee, providing the following types of insurance covering the Mortgaged Property:

(i)    "Direct Loss" Property insurance (including broad form flood, broad form earthquake and comprehensive boiler and machinery coverages) on the Improvements and Personal Property in an amount not less than one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property determined annually by an insurer or qualified appraiser selected and paid for by Mortgagor and acceptable to Mortgagee, with deductibles not to exceed $25,000 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by Mortgagee, a contingent liability from operation of building laws endorsement, a demolition cost endorsement and an increased cost of construction endorsement in such amounts as Mortgagee may require. Full replacement cost as used herein means the cost of replacing the Improvements (exclusive of the cost of the land, excavations, foundations and footings below the lowest basement floor) and the Personal Property without deduction for physical depreciation thereof;

(ii)    During the course of any construction, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Estate, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii)    Flood insurance if at any time the Improvements are located in any federally designated "special hazard area" (including any area having special flood, mud slide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map), in an amount equal to the full replacement cost or the maximum amount then available under the New Hampshire and Massachusetts Flood Insurance Programs;

(iv)    To the extent applicable, rent loss insurance in an amount sufficient to recover at least (1) the total estimated gross receipts from all sources of income for the Real Estate, including, without limitation, rental income, for a twelve month period, plus (2) Impositions for a twelve month period to the extent not included in (1) above;

(v)    Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if available, with such coverages as Mortgagee may request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any Improvements on the Real Estate, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $ 1,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, Real Estate damage and medical payments;

(vi)    During the course of construction or repair of any Improvements on the Real Estate, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

(vii)    Employers liability insurance;

(viii)    Umbrella liability insurance with limits of not less than ONE MILLION DOLLARS ($1,000,000) to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

(ix)    Workmen’s compensation insurance for all employees of Mortgagor engaged on or with respect to the Real Estate or Improvements; and

(x)    Such other insurance in such form and in such amounts as may from time to time be required by Mortgagee against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate and the Improvements.

Mortgagor shall pay all premiums on insurance policies in the manner provided under Paragraph 3 hereof. The insurance policies provided for in clauses (v), (vi) and above shall name Mortgagee as an additional insured and shall contain a cross liability/severability endorsement. The insurance policies provided for in clauses (i), (ii), (iii) and (iv) above shall name Mortgagee as mortgagee and loss payee, shall be first payable in case of loss to Mortgagee, and shall contain mortgage clauses and lender’s loss payable endorsements in form and substance acceptable to Mortgagee. Mortgagor shall deliver duplicate originals or certified copies of all such policies to Mortgagee, and Mortgagor shall promptly furnish to Mortgagee all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of the policies, Mortgagor shall deliver to Mortgagee duplicate originals or certified copies of renewal policies in form satisfactory to Mortgagee.

(b)    All policies of insurance required by this Mortgage shall contain clauses or endorsements to the effect that (i) no act or omission of either Mortgagor or anyone acting for Mortgagor (including, without limitation, any representations made by Mortgagor in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Mortgaged Property for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Mortgaged Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as Mortgagee is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of Mortgagor and Mortgagee, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated without the insurer thereunder giving at least thirty (30) days prior written notice to Mortgagee by certified or registered mail, and (v) that Mortgagee shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(c)    With the prior consent of Mortgagee not to be unreasonably withheld, the insurance required by this Mortgage may be effected through a blanket policy or policies covering additional locations and property of Mortgagor not included in the Mortgaged Property, provided that such blanket policy or policies comply with all of the terms and provisions of this Paragraph and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim endorsement in the case of Real Estate insurance and an aggregate limits of insurance per location endorsement in the case of liability insurance.

(d)    All policies of insurance required by this Mortgage shall be issued by companies licensed to do business in the state where the policy is issued and also in the states where the Real Estate is located and having a rating in Best’s Key Rating Guide of at least "A" and a financial size category of at least "VIII".

(e)    Mortgagor shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Mortgage unless such insurance complies with the terms and provisions of this Paragraph.

(f)    In the event of any loss or damage to the Mortgaged Property, Mortgagor shall give immediate written notice to the insurance carrier and Mortgagee. Mortgagor hereby irrevocably authorizes and empowers Mortgagee, at Mortgagee’s option and in Mortgagee’s sole discretion, as attorney in fact for Mortgagor, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Mortgagee’s expenses incurred in the collection of such proceeds. If Mortgagor is not then in default under this Mortgage, Mortgagee will agree to the use of insurance proceeds for reconstruction or repair of the Mortgaged Property, under Mortgagee’s usual construction loan procedures, with Mortgagor providing any necessary equity injection required in the judgment of Mortgagee to assure proper completion of such repair or restoration. Otherwise, Mortgagee is authorized to apply the balance of such proceeds to the payment of the Secured Obligations whether or not then due, in which case any prepayment premiums or fees in the nature thereof, (including by way of example, the result of applying Applicable Percentage to the amount being repaid as set forth in the Note) will be due as provided for under the Note. If Mortgagee shall require, or if Mortgagor desires to proceed with (and is not otherwise in default), the reconstruction or repair of the Mortgaged Property, Mortgagee shall, as they become due during the course of reconstruction or repair of the Mortgaged Property, reimburse Mortgagor, in accordance with such terms and conditions as Mortgagee may prescribe, for the costs of reconstruction or repair of the Mortgaged Property, and upon completion of such reconstruction or repair, shall apply any excess to the payment of the Secured Obligations. If under Paragraph 21 hereof the Mortgaged Property is sold or the Mortgaged Property is acquired by Mortgagee, all right, title and interest of Mortgagor in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to the sale or acquisition shall pass to Mortgagee or any other successor in interest to Mortgagor or purchaser or grantor of the Mortgaged Property but receipt of any insurance proceeds and any disposition of the same by Mortgagee shall not constitute a waiver of any rights of Mortgagee, statutory or otherwise, and specifically shall not constitute a waiver of the right of foreclosure by Mortgagee in the Event of Default or failure of performance by Mortgagor of any of the Secured Obligations.

5.    Preservation and Maintenance . Mortgagor (a) shall not permit or commit waste, impairment, or deterioration of the Mortgaged Property or abandon the Mortgaged Property, (b) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Mortgaged Property in the event of any damage, injury or loss thereto, to the equivalent of its condition prior to such damage, injury or loss, or such other condition as Mortgagee may approve in writing, (c) shall keep the Mortgaged Property, including the Improvements and the Personal Property, in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Mortgaged Property when necessary to keep such items in good order, repair, and tenantable condition, and (d) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Mortgaged Property. Mortgagor covenants and agrees to give Mortgagee prompt notice of any non-compliance with such laws, ordinances, regulations or requirements and of any notice of non-compliance therewith which it receives or any threatened or pending proceedings in respect thereto or with respect to the Mortgaged Property. Neither Mortgagor nor any tenant or other person shall remove, demolish or alter any Improvements now existing or hereafter erected on the Mortgaged Property or any Personal Property in or on the Mortgaged Property except when incident to the replacement of Personal Property with items of like kind. Mortgagor further covenants and agrees that, without the prior written consent of Mortgagee, herein, no part of the Mortgaged Property shall be declared, or become the subject of, a condominium under the New Hampshire or Massachusetts Condominium Acts, as they may be amended or supplemented, or become the subject of any covenants or restrictions, or any planned unit development, or any other type of development that would control or restrict the uses to which the Real Estate and Improvements may be put or the scheme or arrangement or its development or the design, location or character of its buildings or improvements, or which would impose Obligations or assessments of any type upon any owners or tenants of the Mortgaged Property, or upon any other parties who may use or enjoy the Mortgaged Property.

6.    Transfers . Mortgagor will not, directly or indirectly, voluntarily or involuntarily, without the prior written consent of Mortgagee in each instance: (a) sell, convey, assign, transfer, lease, option, mortgage, pledge, hypothecate or dispose of the Mortgaged Property, or any part thereof or interest therein, except as expressly permitted by the terms of this Mortgage; or (b) create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon the Mortgaged Property, or any part thereof or interest therein, except for Permitted Encumbrances.

7.    Hazardous Materials Warranties and Indemnification .

(a)    Definitions . The following definitions shall apply for purposes of this Paragraph 7:

(i)    "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, solid waste, waste water, storm water run-off, waste emissions, wells, toxic pollutants or hazardous wastes or materials, including, but not limited to, petroleum and petroleum products, asbestos and asbestos containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. Without limiting the generality of the foregoing, the term "Environmental Law" shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. s. 9601 et seq. ); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. s. 6901 et seq. ); (iii) the Hazardous Substances Transportation Act (49 U.S.C. s. 1801 et seq. ); (iv) the Toxic Substances Control Act (15 U.S.C. s. 2061 et seq. ); (v) the Clean Water Act (33 U.S.C. s. 1251 et seq. ); (vi) the Clean Air Act 42 U.S.C. s. 7401 et seq. ); (vii) the Safe Drinking Water Act (21 U.S.C. s. 349; 42 U.S.C. s. 201 and s. 300f et seq. ); (viii) The National Environmental Policy Act of 1969 (42 U.S.C. s. 4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. s. 1101 et seq .).

(ii)    "Hazardous Substances" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic or is otherwise regulated under any Environmental Law and includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

(iii)    "Remediation" includes but is not limited to any response, remediation, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Law or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to any thing referred to herein.

(iv)    "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

(v)    "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

(b)    Environmental Representations and Warranties . Mortgagor hereby represents and warrants to Mortgagee that, to the best of Mortgagor’s knowledge, after due inquiry and investigation: (a) the Mortgaged Property is not now in direct or indirect violation of any Environmental Law; (b) the Mortgaged Property is not subject to any private or governmental lien or active judicial or administrative notice of action relating to any Hazardous Substance other than the notice recorded at Book 3396, Page 741, which Mortgagor does not believe will have a material adverse effect on the Mortgaged Property; (c) no property adjoining the Mortgaged Property is being used for the disposal, storage, treatment, processing or other handling of Hazardous Substances and there is no threat of any Hazardous Substances migrating to the Mortgaged Property except as those disclosed in writing to Mortgagee and which comply with applicable Environmental Laws; and (vi) Mortgagor has truthfully and fully provided to Mortgagee, in writing, any and all information relating to conditions in, on, under or from the Mortgaged Property that is known to Mortgagor and that is contained in files and records of Mortgagor, including but not limited to any reports relating to Hazardous Substances in on, under or from the Mortgaged Property and/or to the environmental condition of the Mortgaged Property.

(c)    Environmental Covenants . Mortgagor covenants and agrees that: (a) all uses and operations on or of the Mortgaged Property, whether by Mortgagor or any other person over which Mortgagor has control, shall be in compliance with all Environmental Laws and permits that may have been issued pursuant thereto; (b) Mortgagor shall not permit the Release of Hazardous Substances by Mortgagor or any other person over which Mortgagor has control in, on, under or from the Mortgaged Property; (c) Mortgagor shall not permit any Hazardous Substances in, on, or under the Mortgaged Property, except those that are both (i) in compliance with all Environmental Laws and with permits that may have been issued pursuant thereto and (ii) fully disclosed to Mortgagee in writing; (d) Mortgagor shall keep the Mortgaged Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgagor or any other person or entity (the "Environmental Liens"); (e) Mortgagor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Mortgaged Property, pursuant to any reasonable written request of Mortgagee made in the event that Mortgagee has a good faith reason to believe that an environmental hazard exists on the Mortgaged Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Mortgagee the reports and other results thereof, and the Mortgagee shall be entitled to rely on such reports and other results thereof; (g) Mortgagor shall, at its sole cost and expense, comply with all reasonable written requests of Mortgagee made in the event that Mortgagee has a good faith reason to believe that an environmental hazard exists on the Mortgaged Property in order to (i) reasonably effectuate Remediation of any Release of any Hazardous Substances in, on, under or from the Mortgaged Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Mortgagor shall not do or allow any tenant or other user of the Mortgaged Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Mortgaged Property), impairs or may impair the value of the Mortgaged Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Mortgaged Property; and (i) Mortgagor shall immediately notify Mortgagee in writing of (A) any presence of Releases or Threat of Release of Hazardous Substances in, on, under, from or migrating towards the Mortgaged Property; (B) any non-compliance with any Environmental Laws related in any way to the Mortgaged Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating the Mortgaged Property; and (E) any written or oral notice or other communication of which Mortgagor becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to the Mortgaged Property and Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law relating to the Mortgaged Property, other environmental conditions in connection with the Mortgaged Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

(d)    Indemnification. Irrespective of any knowledge Mortgagee has with respect to the compliance of the Mortgaged Property with Environmental Laws or the existence of any Hazardous Wastes on the Mortgaged Property and irrespective of the cause of the existence of any Hazardous Waste on the Mortgaged Property or violation of Environmental Laws thereof (unless the sole cause is the actions of Mortgagee in possession of the Mortgaged Property), Mortgagor covenants and agrees, at its sole cost and expense to protect, defend, indemnify, release and hold Mortgagee harmless from and against any and all losses imposed upon or incurred by or asserted against any Mortgagee and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Mortgaged Property whether the same occurred after or before the date hereof and including any Hazardous Substances know to be present on the date of execution hereof by Mortgagee; (b) any activity by Mortgagor, any prior owner or operator of the Mortgaged Property, any person or entity affiliated with Mortgagor or such prior owner or operator, and any tenant or other user of the Mortgaged Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposal or other Release, generation, production, manufacturing. processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Mortgaged Property of any Hazardous Substances at any time located in, under, on or above the Mortgaged Property; (c) any activity by Mortgagor or any prior owner or operator of the Mortgaged Property, any person or entity affiliated with Mortgagor or such prior owner or operator, and any tenant or other user of the Mortgaged Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Mortgaged Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including (but not limited to) any removal, remedial or corrective action; (d) any actual or threatened noncompliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Mortgaged Property or operations thereon, including but not limited to any failure by Mortgagor or any prior owner or operator, any person or entity affiliated with Mortgagor or such prior owner or operator, and any tenant or other user of the Mortgaged Property to comply with any order of any governmental authority in connection with any Environmental Laws; (e) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Mortgaged Property; (f) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (g) any actual or threatened injury to, destruction of or loss of natural resources in any way connected with the Mortgaged Property, including (but not limited to) costs to investigate and assess such injury, destruction or loss; (h) any acts of Mortgagor or any prior owner or operator, any person or entity affiliated with Mortgagor or such prior owner or operator, and any tenant or other user of the Mortgaged Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar hazardous substances; (i) any acts of Mortgagor or any prior owner or operator, any person or entity affiliated with any Mortgagor or such prior owner or operator, and any tenant or other user of the Mortgaged Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a Threat of Release of any Hazardous Substance which causes the incurrence of costs for Remediation; and (j) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including (but not limited to) damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Mortgaged Property.

(e)    Notice to Mortgagee . If Mortgagor receives any notice or obtains knowledge of (i) any potential or known Release or Threat of Release of any Hazardous Materials at or from the Real Estate, notification of which must be given to any governmental agency under any Environmental Law, or notification of which has, in fact, been given to any governmental agency, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting Mortgagor or the Real Estate (an "Environmental Complaint") from any person or entity (including, without limitation, the Environmental Protection Agency), then Mortgagor shall immediately notify Mortgagee orally and in writing of said Release or Threat of Release or Environmental Complaint. Upon such notification, Mortgagee may, at its election without regard to whether an Event of Default has occurred, obtain one or more environmental assessments of the Real Estate prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by the Mortgagee which evaluates or confirms (i) whether any Hazardous Materials are present in the soil or water at or adjacent to the Real Estate, and (ii) whether the use and operation of the Real Estate comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of the Real Estate, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the cost and expense of the Mortgagor.

(f)    Survival, Assignability, and Transferability

(i)    The warranties, representations and indemnity set forth in subparagraphs (b), (c), (d) and (e) of this Paragraph shall survive the payment and performance of the Secured Obligations and any exercise by Mortgagee of any remedies under this Mortgage, including without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed given by Mortgagor to Mortgagee in lieu of foreclosure or any deed under a power of sale.

(ii)    It is agreed and intended by Mortgagor and Mortgagee that the warranties, representations, and indemnity set forth above in subparagraphs (b), (c) (d) and (e) of this Paragraph 7 may be assigned or otherwise transferred by Mortgagee to its successors and assigns and to any subsequent purchasers of all or any portion of the Real Estate by, through or under Mortgagee, without notice to Mortgagor and without any further consent of Mortgagor. To the extent consent or any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Mortgagor in order to maximize the extent and effect of the warranties, representations, and indemnity given hereby.

8.    Use of Mortgaged Property . Unless required by applicable law or unless Mortgagee has otherwise agreed in writing, Mortgagor shall not allow changes in the nature of the occupancy or use for which the Mortgaged Property was intended at the time this Mortgage was executed. Mortgagor shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property or subject the Mortgaged Property to restrictive or negative covenants without Mortgagee’s written consent. Mortgagor shall comply with, observe and perform all zoning and other laws affecting the Mortgaged Property, all restrictive covenants affecting the Mortgaged Property, and all licenses and permits affecting the Mortgaged Property.

9.    Protection of Mortgagee’s Security . If Mortgagor fails to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which affects the Mortgaged Property or title thereto or the interest of Mortgagee therein, including, but not limited to, eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent, then Mortgagee at Mortgagee’s option may make such appearances, disburse such sums and take such action as Mortgagee deems necessary to protect Mortgagee’s interest, including, but not limited to, disbursement of attorneys’ fees, payment, contest or compromise of any lien or security interest which is prior to the lien or security interest of this Mortgage, and entry upon the Mortgaged Property to make repairs. At its option, and without limitation, Mortgagee may pay any Impositions, or provide for the maintenance and preservation of the Mortgaged Property. Any amounts disbursed by Mortgagee pursuant to this Paragraph 9, with interest thereon, shall become a portion of the Secured Obligations. Unless Mortgagor and Mortgagee agree to other terms of payment, such amounts shall be payable upon demand from Mortgagee to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement at the default interest rate stated in the Note unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law. Mortgagor shall have the right to prepay such amounts in whole or in part at any time without penalty or premium. Nothing contained in this Paragraph 9 shall require Mortgagee to incur any expense or do any act.

10.    Inspection . Mortgagee may, at Mortgagor’s expense, make or cause to be made reasonable entries upon and inspections of the Mortgaged Property during normal business hours, or at any other time when necessary to protect or preserve the Mortgaged Property.

11.    Books and Records .

(a)    Mortgagor shall keep and maintain at all times at Mortgagor’s address stated in this Mortgage, or such other place as Mortgagee may approve in writing, complete, proper and accurate records and books of account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles reflecting the results of the operation of the Mortgaged Property, and copies of all written contracts, leases and other instruments which affect the Mortgaged Property. Such records, books of account, contracts, leases and other instruments shall be subject to examination, inspection and copying by Mortgagee at any reasonable time by Mortgagee and at Mortgagor’s expense.

(b)    Upon request of Mortgagee in writing, Mortgagor shall promptly provide Mortgagee with all documents reasonably requested by Mortgagee prepared in the form and the manner called for in such request and as may reasonably relate to the Mortgaged Property or the use, maintenance, operation or condition thereof, or the financial condition of Mortgagor or any party obligated on the Note or under any guaranty, including, without limitation, all leases or leasehold interests granted to or by Mortgagor, rent rolls and tenant lists, rent and damage deposit ledgers, operating statements, profit and loss statements and balance sheets, personal financial statements of Mortgagor or income tax returns (including quarterly returns), any or all of which documents shall be audited or certified as true and accurate by a certified public accountant, if requested by Mortgagee, and shall cover such period or periods as may be specified by Mortgagee.

12.    Condemnation . If all or substantially all of the Mortgaged Property shall be damaged or taken through condemnation (which term, when used in this Mortgage, shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), either temporarily or permanently, then the entire Secured Obligations shall, at the option of Mortgagee, become immediately due and payable. Mortgagor authorizes Mortgagee, at Mortgagee’s option, as attorney in fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee’s or Mortgagor’s name, any action or proceeding relating to any condemnation or other taking of the Mortgaged Property and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation, or other taking of the Mortgaged Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned and shall be paid to Mortgagee. Mortgagor authorizes Mortgagee to apply such awards, proceeds or damages, after the deduction of Mortgagee’s expenses incurred in the collection of such amounts, and at Mortgagee’s option, to restoration or repair of the Mortgaged Property or to payment of the Secured Obligations, whether or not then due, with the balance, if any, to Mortgagor. Mortgagor agrees to execute such further assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or injury that Mortgagee may require. For the purposes of this Paragraph, "substantially all of the Mortgaged Property" shall mean a taking of or damage to less than the entire Mortgaged Property through condemnation, which in the good faith judgment of Mortgagee, renders the Mortgaged Property remaining after such taking or damage unsuitable for restoration for the use intended to be made of the Mortgaged Property or substantially the same value, condition, character or general utility as the then use which existed on the Mortgaged Property before such condemnation. Any taking or damage of less than substantially all of the Mortgaged Property is a "partial taking".

If Mortgagor is not then otherwise in default of the Secured Obligations, then Mortgagee agrees to release the proceeds of a partial taking, under its usual construction loan disbursement procedures, with Mortgagor providing any necessary equity injection required in the judgment of Mortgagee to assure proper completion of such repair or restoration.

Mortgagor shall promptly provide Mortgagee copies of all notices received by Mortgagor with respect to any condemnation.

13.    Mortgagor and Lien Not Released . From time to time, without affecting the obligation of Mortgagor or Mortgagor’s successors or assigns to pay the Secured Obligations and to observe the covenants of Mortgagor contained in this Mortgage and the other Transaction Documents, and without affecting the guaranty of any person, corporation, partnership or other entity for payment or performance of the Secured Obligations, and without affecting the lien or priority of lien of this Mortgage on the Mortgaged Property, Mortgagee may, at Mortgagee’s option, without giving notice to or obtaining the consent of Mortgagor, Mortgagor’s successors or assigns or of any guarantor, and without liability on Mortgagee’s part, grant extensions or postponements of the time for payment of the Secured Obligations or any part thereof, release anyone liable on any of the Secured Obligations, accept a renewal note or notes therefor, release from this Mortgage any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to any map or plat or subdivision of the Mortgaged Property, consent to the granting of any easement, join in any extension or subordination agreement and agree in writing with Mortgagor to modify the rate of interest or terms and time of payment or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Mortgagor shall pay Mortgagee a reasonable service charge, together with such title insurance premiums and attorneys’ fees as may be incurred, at Mortgagee’s option, for any such action if taken at Mortgagor’s request.

14.    Forbearance Not Waiver . Any forbearance by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy hereunder. The procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be a waiver of Mortgagee’s right to accelerate the maturity of the Secured Obligations. Mortgagee’s receipt of any awards, proceeds or damages under Paragraphs 4 and 12 hereof shall not operate to cure or waive Mortgagor’s default in payment of the Secured Obligations.

15.    Estoppel Certificate . Mortgagor shall, within ten (10) days of a written request from Mortgagee, furnish Mortgagee with a written statement, duly acknowledged, setting forth the amount of the Secured Obligations and any right of set-off, counterclaim or other defense which may exist or be claimed by Mortgagor against the Secured Obligations and the obligations of Mortgagor under this Mortgage.

16.    Security Agreement . Insofar as any item of property included in the Mortgaged Property which is or might be deemed to be "personal property" is concerned, this Mortgage is hereby made and declared to be a security agreement and fixture financing statement, granting a security interest in and to each and every item of such property included in the Mortgaged Property (hereinafter collectively referred to as the "Collateral"), in compliance with the provisions of the Uniform Commercial Code. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at Mortgagee’s sole election. Mortgagor and Mortgagee agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any wise derogating from or impairing this declaration and hereby stated intention of Mortgagor and Mortgagee that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the Real Estate irrespective of whether (i) any such item is physically attached to the Real Estate or the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to the proceeds of any hazard insurance policy, or any award in eminent domain proceedings for a taking or for loss of value, or Mortgagor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in any wise altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of Mortgagee’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Mortgagee in the event any court shall at any time hold, with respect to any such matter, that notice of Mortgagee’s priority of interest, to be effective against a particular class of persons, must be filed in the records of the Uniform Commercial Code kept with the Secretary of State of the Debtor’s location. Mortgagor warrants that (i) Mortgagor’s (that is, "Debtor’s") name, identity or organizational structure and residence or place of creation are as set forth in the first paragraph of this Agreement; and (iii) the location of all collateral constituting fixtures is upon the Real Estate. Mortgagor covenants and agrees that Mortgagor will not change its name, identity or organizational structure. The information contained in this Paragraph 16 is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party", the identity or organizational structure and residence or place of creation of "Debtor", and the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are as set forth in the first paragraph of this Mortgage, and a statement indicating the types, or describing the items, of collateral is set forth in this Mortgage.

17.    Leases and Rents .

(a)    As part of the consideration for the Secured Obligations, Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee all of Mortgagor’s right, title and interest in and to the Leases and the Rents, including those now due, past due or to become due by virtue of any Lease for the occupancy or use of all or any part of the Real Estate. Mortgagor hereby authorizes Mortgagee or Mortgagee’s agents to collect the Rents and hereby directs such tenants, lessees and licensees of the Real Estate to pay the Rents to Mortgagee or Mortgagee’s agents; provided, however, that prior to written notice given by Mortgagee to Mortgagor of any Event of Default by Mortgagor, Mortgagor shall collect and receive the Rents as trustee for the benefit of Mortgagee, to apply the Rents so collected to the Secured Obligations, to the extent then due, with the balance, so long as no Event of Default has occurred, to the account of Mortgagor. Mortgagor agrees that each and every tenant, lessee and licensee of the Real Estate shall pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Real Estate to pay, the Rents to Mortgagee or Mortgagee’s agents on Mortgagee’s written demand therefor without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Mortgagor to the contrary, and Mortgagor agrees that Mortgagor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Rents paid to Mortgagee following receipt of such written demand.

(b)    Mortgagor hereby covenants that Mortgagor has not executed any prior assignment of the Leases or the Rents, that Mortgagor has not performed, and will not perform, any acts or has not executed, and will not execute, any instruments which would prevent Mortgagee from exercising the rights as holder of the Leases and Rents under this Mortgage, and that at the time of execution of this Mortgage, there has been no anticipation or prepayment of any of the Rents for more than one (1) month prior to the due dates of such Rents. Mortgagor further covenants that Mortgagor will not hereafter collect or accept payment of any Rents more than one (1) month prior to the due dates of such Rents.

(c)    Mortgagor agrees that neither the foregoing assignment of Leases and Rents nor the exercise of any of Mortgagee’s rights and remedies under Paragraph 21 hereof shall be deemed to make Mortgagee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Real Estate or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof. Nor shall the appointment of any receiver for the Real Estate by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of any part of the Real Estate by such receiver, be deemed to make Mortgagee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Real Estate or the use, occupancy, enjoyment or operation of all or any portion thereof.

(d)    If Mortgagee or a court-appointed receiver enters upon, takes possession of and maintains control of the Real Estate pursuant to this Mortgage, all Rents thereafter collected shall be applied first to the costs of taking control of and managing the Real Estate and collecting the Rents, including, but not limited to, reasonable attorneys’ fees actually incurred, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Real Estate, premiums on insurance policies, Impositions and other charges on the Real Estate, and the costs of discharging any obligation or liability of Mortgagor as landlord, lessor or licensor of the Real Estate and then to the Secured Obligations. Mortgagee or the receiver shall have access to the books and records used in the operation and maintenance of the Real Estate and shall be liable to account only for those Rents actually received. Mortgagee shall not be liable to Mortgagor, anyone claiming under or through Mortgagor or anyone having an interest in the Real Estate by reason of anything done or left undone by Mortgagee. If the Rents are not sufficient to meet the costs of taking control of and managing the Real Estate and collecting the Rents, any monies expended by Mortgagee for such purposes shall become a portion of the Secured Obligations. Unless Mortgagee and Mortgagor agree in writing to other terms of payment, such amounts shall be payable upon notice from Mortgagee to Mortgagor requesting payment thereof and shall bear interest from the date of disbursement at the default rate stated in the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Mortgagor under applicable law. The entering upon and taking possession of and maintaining of control of the Real Estate by Mortgagee or the receiver and the application of Rents as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Mortgagee hereunder.

(e)    Mortgagor will not enter into any Lease of all or any portion of the Real Estate unless such Lease shall be upon a form of lease previously approved by Mortgagee; provided however that after any Event of Default shall have occurred hereunder and until such time as such Event of Default has either been cured with a written consent of Mortgagee or the Event of Default has been waived in writing by Mortgagee, Mortgagor will not enter into any Lease of all or any portion of the Real Estate or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Real Estate, without the prior written consent of Mortgagee. Mortgagor, at Mortgagee’s request, shall furnish Mortgagee with executed copies of all Leases hereafter made of all or any part of the Real Estate, and all Leases now or hereafter entered into will be in form and substance subject to the approval of Mortgagee. Upon Mortgagee’s request, Mortgagor shall make a separate and distinct assignment to Mortgagee, as additional security, of all Leases hereafter made of all or any part of the Real Estate.

(f)    Upon or at any time after the occurrence of an Event of Default, Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(g)    If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code, and Mortgagor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than ten (10) days’ prior notice of the date on which Mortgagor shall apply to the bankruptcy court for authority to reject the Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such ten-day period a notice stating that (i) Mortgagee demands that Mortgagor assume and assign the Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code and (ii) Mortgagee covenants to cure or provide adequate assurance of future performance under the Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the receding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Mortgagee of the covenant provided for in clause (ii) of the preceding sentence.

(h)    Nothing in this Mortgage shall be construed to impose upon Mortgagee any obligation or responsibility of Mortgagor, to any Lessee under any of the Leases or to any other third party, for the control, care, management or repair of the Real Estate, the performance of any of the landlord’s obligations under the Leases, or for any dangerous or defective condition on the Real Estate.

(i)    Mortgagor shall defend, indemnify and hold Mortgagee harmless from and against all obligations, liabilities, losses, costs, expenses, civil fines, penalties or damages (including attorneys fees) which Mortgagee may incur by reason of this Mortgage or in connection with any of the Leases or with regard to the Real Estate prior to such time as Mortgagee takes physical possession of and manages and operates the Real Estate after an Event of Default. Mortgagor shall defend Mortgagee against any such claim or litigation involving Mortgagee for the same. Should Mortgagee incur such obligation, liability, loss, cost, expense, civil fine, penalty or damage, Mortgagor shall reimburse Mortgagee upon demand. Any amount owed Mortgagee under this provision shall bear interest at the highest applicable interest rate payable under the Note.

(j)    It is understood and agreed that neither the assignment of the Leases as to Mortgagee nor the exercise by Mortgagee of any of its rights or remedies under this Mortgage shall be deemed to make Mortgagee a "Mortgagee-in-Possession" or otherwise responsible or liable in any manner with respect to the Real Estate or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or agent, assumes actual possession thereof, nor shall appointment of a receiver by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Real Estate or any part thereof by such receiver be deemed to make Mortgagee a "Mortgagee-in-Possession" or otherwise responsible or liable in any manner with respect to the Real Estate or the use, occupancy, enjoyment or operation of all or any portion thereof.

18.    Remedies Cumulative . All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or under the other Transaction Documents or afforded by law or equity, and may be exercised concurrently, independently or successively.

19.    Taxation of Mortgages . In the event of the enactment of any law deducting from the value of the Mortgaged Property any mortgage lien thereon, or imposing upon Mortgagee the payment of all or part of the taxes, charges or assessments previously paid by Mortgagor pursuant to this Mortgage, or changing the law relating to the taxation of mortgages or debts secured by mortgages or Mortgagee’s interest in the Mortgaged Property so as to impose new incidents of tax on Mortgagee, then Mortgagor shall pay such taxes or assessments or shall reimburse Mortgagee therefor; provided that, however, if in the opinion of counsel to Mortgagee, such payment cannot lawfully be made by Mortgagor, and such change in the law cannot be remedied and lawful payment made by Mortgagor to the reasonable satisfaction of Mortgagee within thirty (30) days following notice to Mortgagor by Mortgagee of the occurrence of such change, then Mortgagee may, at Mortgagee’s option, declare the Secured Obligations to be immediately due and payable and invoke any remedies permitted by Paragraph 21 of this Mortgage.

20.    Events of Default and Acceleration . The term "Event of Default", wherever used in this Mortgage, shall mean any one or more of the following conditions or events:

(a)    Failure by Mortgagor to pay as and when due and payable any interest on or principal of or other sum payable under or failure to perform any obligation of Mortgagor under the Note not cured in accordance with the terms thereof or any other Event of Default as defined under the Note; or

(b)    Failure by Mortgagor to pay as and when due and payable any sums to be paid by Mortgagor under this Mortgage (including, but not limited to, any payment of Funds) and continuance of such failure for a period of ten (10) days after written notice thereof from Mortgagee; or

(c)    Failure by Mortgagor to duly observe or perform any term, covenant, condition or agreement contained in Paragraphs 6 or 7 of this Mortgage. With respect to Mortgagor’s obligations to comply with all applicable Environmental Laws, including either or both the clean-up and removal of Hazardous Materials present on the Mortgaged Property, Mortgagor shall have at thirty (30) days to achieve such full compliance after written notice from Mortgagee requiring such compliance, and if Mortgagor shall commence and diligently pursue to full compliance in accordance with the terms of Paragraph 7, Mortgagor shall have such additional time as Mortgagee, in its sole judgment, shall allow Mortgagor for such compliance, provided however, Mortgagee may in its sole judgment, declare an Event of Default to exist by written notice thereof to Mortgagor at any time after the expiration of such thirty (30) day period if such full compliance with all applicable Environmental Laws shall not have been so achieved at the time of such notice, or

(d)    Failure by Mortgagor to duly observe or perform any term, covenant, condition or agreement contained in this Mortgage (other than the obligations to make payments referred to in subparagraph (b) above and continuance of such failure for a period of thirty (30) days after written notice thereof from Mortgagee; or

(e)    Failure by Mortgagor or any guarantor to duly observe or perform any other material term, covenant, condition or agreement contained in the Purchase Agreement or any of the other Transaction Documents not cured in accordance with the terms thereof; or

(f)    Without the prior written consent of Mortgagee, any merger, dissolution or termination of existence of Mortgagor as a corporation; or

(g)    Failure by Mortgagor or any guarantor or obligor to duly observe and perform any term, covenant, condition or agreement contained in any document evidencing any obligation of such person to Mortgagee, whether as maker or guarantor or surety, now existing or hereafter arising, which is not cured in accordance with the terms thereof;

(h)    any Event of Default as defined under any Transaction Document;

(i)    any breach of the Statutory Conditions of New Hampshire or Massachusetts; or

(j)    Any representation or warranty of Mortgagor or any guarantor contained in this Mortgage or the other Transaction Documents shall prove to have been false or incorrect in any material respect upon the date when made; or

(k)    The filing by Mortgagor or any guarantor or obligor of the Secured Obligations of a voluntary petition in bankruptcy under Title 11 of the United States Code, or the issuing of an order for relief against Mortgagor, Mortgagor or any guarantor or obligor in any involuntary petition in bankruptcy under Title 11 of the United States Code, or the filing by Mortgagor or any guarantor or obligor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or, other relief for debtors, Mortgagor’s or any guarantor’s or obligor seeking or consenting to or acquiescing in the appointment of any custodian, trustee, receiver, conservator or liquidator of Mortgagor or such guarantor or obligor, respectively, or of all or any substantial part of its respective Real Estate, or the making by Mortgagor or any guarantor or obligor of any assignment for the benefit of creditors, or Mortgagor’s or any guarantor’s or obligor’s failure generally to pay its debts, as such debts become due, or Mortgagor’s or any guarantor’s or obligor’s giving of notice to any governmental authority or body of insolvency or pending insolvency or suspension of operations; or

(l)    The entry by a court of competent jurisdiction of any order, judgment or decree approving a petition filed against Mortgagor or any guarantor or obligor of the Secured Obligations seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of Mortgagor’s or any guarantor’s or obligor’s Real Estate; or

(m)    Such a change in the condition or affairs (financial or otherwise) of the Mortgagor or of any obligor, endorser, guarantor or surety under or for any of the Secured Obligations, or decline in the value of the Mortgaged Property as, in the opinion of the Mortgagee, materially impairs the Mortgagee’s security or increases its risk or if the Mortgagee in good faith deems itself insecure; or

(n)    Default after the expiration of any applicable cure period in the prompt payment, performance or observance of any material term, provision, condition, covenant, warranty or representation set forth in any mortgages, liens, lease or encumbrances affecting the Mortgaged Property, whether or not such mortgage, lien, lease or encumbrance is senior or junior to this Mortgage, and whether or not such mortgage, lien, lease or encumbrance has been consented to by Mortgagee, provided, however, that nothing herein shall be deemed to be a consent by Mortgagee, implied or otherwise, to the granting of any mortgage, lien or encumbrance on the Premises; or

If an Event of Default shall have occurred, Mortgagee may, at Mortgagee’s option, by notice to Mortgagor declare the entire Secured Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by Mortgagor. No omission on the part of Mortgagee to exercise such option when entitled to do so shall be construed as a waiver of such right.

21.    Rights and Remedies .

(a)    Power of sale and other Remedies . Upon the occurrence of any Event of Default, and whether or not Mortgagee shall have accelerated the maturity of the Secured Obligations pursuant to Paragraph 20 hereof, Mortgagee, at its option, may take the following actions or any one or more of them from time to time:

(i)    Declare any one or more of the Secured Obligations immediately due and payable;

(ii)    Cease advancing money or extending credit to or for the benefit of the Mortgagor under any agreement, whether or not secured hereby;

(iii)    Foreclose this Mortgage under any legal method of foreclosure in existence at the time or now existing, or under any other applicable law, including, without limitation, the Statutory Powers of Sale of the States in which the Real Estate is located, which are incorporated herein by reference, and if the Mortgaged Property consists of multiple parcels or units, to foreclose against the entire Mortgaged Property or such portions thereof in such order and at such times as Mortgagee may determine all in its discretion, and the deferral or delay in foreclosure against any portion of the Mortgaged Property shall not impair the right of Mortgagee to subsequently foreclose;

(iv)    either with or without entering upon or taking possession of the Mortgaged Property, demand, collect and receive any or all Rents;

(v)    take possession of all or any part of the Collateral, and for such purpose Mortgagee may, so far as Mortgagor can give authority, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same;

(vi)    either with or without taking possession of the Collateral, sell, lease or otherwise dispose of the Collateral in its then condition or following such preparation as Mortgagee deems advisable;

(vii)    either with or without entering upon or taking possession of the Mortgaged Property, and without assuming any obligations of Mortgagor thereunder, exercise the rights of Mortgagor under, use or benefit from, any of the Plans, Leases or Intangible Real Estate;

(viii)    in person, by agent or by court-appointed receiver, enter upon, take possession of, and maintain full control of the Mortgaged Property in order to perform all acts necessary or appropriate to complete the Improvements and to maintain and operate the Mortgaged Property, including, but not limited to, the execution, cancellation or modification of Leases, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the improvement, management or maintenance of the Mortgaged Property, all on such terms as Mortgagee, in its sole discretion, deems proper or appropriate;

(ix)    proceed by a suit or suits in law or in equity or by other appropriate proceeding against Mortgagor or any other party liable to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Mortgage or any of the other Transaction Documents, or any other right, and to pursue any other remedy available to it, all as Mortgagee shall determine most effectual for such purposes;

(x)    institute and maintain such suits and proceedings as Mortgagee may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage, to preserve or protects its interest in the Mortgaged Property and the Rents, and to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that would impair the security hereunder or be prejudicial to the interest of Mortgagee. Mortgagor recognizes that in the Event of Default, no remedy of law will provide adequate relief to Mortgagee, and therefore Mortgagor agrees that Mortgagee shall be entitled to temporary and permanent injunctive relief to cure any such Default without the necessity of proving actual damages;

(xi)    apply all or any portion of the Mortgaged Property, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Secured Obligations in any order chosen by Mortgagee, without being deemed to have waived any Event of Default;

(xii)    foreclose any and all rights of Mortgagor in and to the Mortgaged Property, whether by sale, entry or in any other manner provided for hereunder or under the laws of the State where the Real Estate is located whether now existing or as hereafter arising and apply the proceeds thereof to the Secured Obligations in any order chosen by Mortgagee;

(xiii)    in the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the creditors or Real Estate of Mortgagor, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount of the Secured Obligations at the date of the institution of such proceedings and for any additional portion of the Secured Obligations accruing after such date;

(xiv)    exercise any other right or remedy of a mortgagee or secured party under the laws of the States where the Mortgaged Property or Mortgagor is located; and

(xv)    set-off against any and all deposits, accounts, certificate of deposit balances, claims, or other sums at any time credited by or due from Mortgagee to Mortgagor and against all other Real Estate of Mortgagor in the possession of Mortgagee or under its control.

(xvi)    in the event that the Mortgagee seeks to enforce its rights and remedies hereunder, the Mortgagor shall fully cooperate with the Mortgagee in any foreclosure of the Mortgaged Property scheduled by the Mortgagee, including without limitation; (i) providing the Mortgagee with any information concerning the Mortgaged Property reasonably requested by the Mortgagee, such as rental income information, taxes, water assessment charges and any maintenance costs associated with the Mortgaged Property; (ii) arranging with the Mortgagee two (2) preview dates, each three hours in length, prior to the dates of any foreclosure sale; and (iii) granting the Mortgagee unlimited access to the Mortgaged Property on the date of the foreclosure sale for one hour before and one hour after the foreclosure sale. In addition, the Mortgagee shall, without waiving its right to enjoin a foreclosure under applicable law, under no circumstances and in no event in any way interfere with, any foreclosure sale of the Mortgaged Property scheduled by the Mortgagee.

(b)    Receiver . If an Event of Default shall have occurred, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the occupancy or value of any security for the Secured Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the State where the Real Estate is located or otherwise existing. Mortgagor will pay to Mortgagee upon demand, all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to such appointment and all such expenses shall be a portion of the Secured Obligations.

(c)    Sale or Other Disposition of Mortgaged Property . Any sale or other disposition of Collateral may be at public or private sale, to the extent such private sale is authorized under the provisions of the Uniform Commercial Code, upon such terms and in such manner as Mortgagee deems advisable. Mortgagee may conduct any such sale or other disposition of the Mortgaged Property upon the Real Estate, in which event Mortgagee shall not be liable for any rent or charge for such use of the Real Estate. Mortgagee may purchase the Mortgaged Property, or any portion of it, at any sale held under this Paragraph. With respect to any Collateral to be sold pursuant to the Uniform Commercial Code, Mortgagee shall give Mortgagor at least seven (7) days written notice of the date, time, and place of any proposed public sale, or such additional notice as may be required under the laws of the State where the Mortgaged Property is located, and of the date after which any private sale or other disposition may be made. Mortgagee may sell any of the Collateral as part of the Real Estate comprising the Mortgaged Property, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto. If the provisions of the Uniform Commercial Code are applicable to any part of the Collateral which is to be sold in combination with or as part of the Real Estate comprising the Mortgaged Property, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by the notice given in execution of any method of foreclosure, including without limitation, the STATUTORY POWER OF SALE with respect to the Real Estate or any part thereof. Mortgagor waives any right to require the marshaling of any of its assets in connection with any disposition conducted pursuant hereto. In the event all or part of the Mortgaged Property is included at any foreclosure sale conducted pursuant hereto, a single total price for the Mortgaged Property, or such part thereof as is sold, may be accepted by Mortgagee with no obligation to distinguish between the application of such proceeds amongst the Real Estate comprising the Mortgaged Property. The obligations of Mortgagor to pay such amounts shall be included in the Secured Obligations of Mortgagor to Mortgagee and shall accrue interest at the default rate of interest set forth in the Note. Mortgagor agrees that all rights and remedies of Mortgagee as to the Personal Real Estate and as to the Mortgaged Property, and all rights and interests appurtenant thereto, shall be cumulative and may be exercised together or separately without waiver by Mortgagee of any other of its rights or remedies. Mortgagor further agrees that any sale or other disposition by Mortgagee of any of the Personal Property and any rights and interests therein or appurtenant thereto, or any part thereof, may be conducted either separately from or together with any foreclosure, sale or other disposition of the Mortgaged Property, or any rights or interests therein or appurtenant thereto, or any part thereof, all as the Mortgagee may in its sole discretion elect.

(d)    Collection of Rents . In connection with the exercise by Mortgagee of the rights and remedies provided for in subparagraph (a)(ii) of this Paragraph-

(i)    Mortgagee may notify any purchaser, tenant, lessee or licensee of the Mortgaged Property, either in the name of Mortgagee or Mortgagor, to make payment of Rents directly to Mortgagee or Mortgagee’s agents, may advise any person of Mortgagee’s interest in and to the Rents, and may collect directly from such purchaser, tenants, lessees and licensees all amounts due on account of the Rents;

(ii)    At Mortgagee’s request, Mortgagor will provide written notification to any or all purchaser, tenants, lessees and licensees of the Mortgaged Property concerning Mortgagee’s interest in the Rents and will request that such purchaser, tenants, lessees and licensees forward payment thereof directly to Mortgagee;

(iii)    Mortgagor shall hold any proceeds and collections of any of the Rents in trust for Mortgagee and shall not commingle such proceeds or collections with any other funds of Mortgagor; and

(iv)    Mortgagor shall deliver all such proceeds to Mortgagee immediately upon the receipt thereof by Mortgagor in the identical form received, but duly endorsed or assigned on behalf of Mortgagor to Mortgagee.

(e)    Use and Occupation of Mortgaged Property . In connection with the exercise of Mortgagee’s rights under Subparagraph (a)(vi) of this Paragraph, Mortgagee may enter upon, occupy, and use all or any part of the Mortgaged Property and may exclude Mortgagor from the Real Estate and the Improvements or portion thereof as may have been so entered upon, occupied, or used. Mortgagee shall not be required to remove any Personal Property from the Real Estate and the improvements upon Mortgagee’s taking possession thereof, and may render any Personal Property unusable to Mortgagor. In the event Mortgagee manages the Real Estate and the Improvements, Mortgagor shall pay to Mortgagee on demand a reasonable fee for the management thereof in addition to the Secured Obligations. Further, Mortgagee may make such alterations, renovations, repairs, and replacements to the Improvements, as Mortgagee, in its sole discretion, deems proper or appropriate. The obligation of Mortgagor to pay such amounts and all expenses incurred by Mortgagee in the exercise of its rights hereunder shall be included in the Secured Obligations and shall accrue interest at the default rate of interest stated in the Note.

(f)    Partial Sales . Mortgagor agrees that in case Mortgagee, in the exercise of the power of sale contained herein or in the exercise of any other rights hereunder given, elects to sell in parts or parcels, said sales may be held from time to time and that the power shall not be exhausted until all of the Mortgaged Property not previously sold shall have been sold, notwithstanding that the proceeds of such sales exceed, or may exceed, the Secured Obligations.

(g)    Assembly of Collateral . Upon the occurrence of any Event of Default, Mortgagee may require Mortgagor to assemble the Collateral and make it available to Mortgagee, at Mortgagor’s sole risk and expense, at a place or places to be designated by Mortgagee which are reasonably convenient to both Mortgagee and Mortgagor.

(h)    Actions by Mortgagee . Upon the occurrence of any Event of Default that continues beyond any applicable grace or cure period, Mortgagor hereby irrevocably constitutes and appoints Mortgagee or any receiver appointed in accordance with this Mortgage to be Mortgagor’s true and lawful attorney in fact to take any action with respect to the Mortgaged Property to preserve, protect, or realize upon Mortgagee’s interest therein, each at the sole risk, cost and expense of Mortgagor, but for the sole benefit of Mortgagee. The rights and powers granted by the within appointment include, but are not limited to, the right and power to (i) prosecute, defend, compromise, settle, or release any action relating to the Mortgaged Property; (ii) endorse the name of Mortgagor upon any and all checks or other items constituting Rents; (iii) sign and endorse the name of Mortgagor on, and to receive as secured party, any of the Collateral; (iv) file or record on behalf of Mortgagor any financing or other statement in order to perfect or protect Mortgagee’s security interest; (v) enter into leases or subleases, purchase and sale agreements, deeds and other instruments of conveyance relative to all or a portion of the Real Estate or the Improvements, (vi) enter into any contracts or agreements relative to, and to take all action deemed necessary in connection with, any Improvements on the Real Estate; (vii) manage, operate, maintain, or repair the Real Estate with, any Improvements on the Real Estate, and the Improvements and (viii) exercise the rights of Mortgagor under any Plans, Leases, or Intangible Personal Real Estate. Such receiver or Mortgagee shall not be obligated to perform any of such acts or to exercise any of such powers, but if it so elects so to perform or exercise, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Mortgagor except for willful misconduct or gross negligence. All powers conferred by this Mortgage, being coupled with an interest, shall be irrevocable until terminated by a written instrument executed by a duly authorized officer of Mortgagee or until payment of this Mortgage as shall entitle the Mortgagor to a discharge of record of the lien hereof, whichever shall first occur.

22.    Notices . Except as otherwise specified in this Mortgage, any and all notices, demands, elections or requests provided for or permitted to be given pursuant to this Mortgage (hereinafter in this Paragraph 22 referred to as "Notice") shall be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the addresses set forth on page one hereof. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. However, the time period in which a response to such Notice must be given or any action taken with respect thereto, if any, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days prior Notice thereof, Mortgagor or Mortgagee shall have the right from time to time and at any time during the term of this Mortgage to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

23.    Successors and Assigns Bound; Captions . The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Mortgagee and Mortgagor, subject to the provisions of Paragraph 6 hereof. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

24.    Governing Law; Severability . The Mortgaged Property is located both within New Hampshire and Massachusetts. This Mortgage is to be governed by the laws of New Hampshire except that, the laws of Massachusetts shall govern Mortgagee’s remedies for the portion of the Mortgaged Property located in Massachusetts. In the event that any provision or clause of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage which can be given effect without the conflicting provision, and to this end, the provisions of this Mortgage are declared to be severable. In the event that any applicable law limiting the amount of interest or other charges permitted to be collected from Mortgagor is interpreted so that any charge for which provision is made in this Mortgage, whether considered separately or together with other charges permitted to be collected from Mortgagor, is interpreted so that any such charge, whether considered separately or together with other charges that are considered a part of the transaction represented by this Mortgage, violates such law, and Mortgagor is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to Mortgagee in excess of the amounts payable to Mortgagee pursuant to such charges as reduced shall be applied by Mortgagee to reduce the principal of the indebtedness evidenced by the Note.

25.    Discharge . Upon payment and performance of the Secured Obligations, Mortgagee shall discharge this Mortgage. Mortgagor shall pay Mortgagee’s reasonable costs incurred in discharging this Mortgage.

26.    Waivers . Mortgagor agrees to the full extent permitted by law, that in case of an Event of Default hereunder, neither Mortgagor nor anyone claiming through or under Mortgagor shall or will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for Mortgagor and all who may at any time claim through or under Mortgagor, hereby waives to the fullest extent that Mortgagor may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof. No delay or omission of Mortgagee or of any holder of the Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver, expressed or implied, by Mortgagee to or of any Event of Default shall be deemed or construed to be a consent or waiver to or of any other Event of Default. Failure on the part of Mortgagee to complain of any act or failure to act which constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Mortgagee of Mortgagee’s rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. No act or omission of Mortgagee as described in Paragraph 13 above shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or of any subsequent Event of Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien of this Mortgage be altered thereby. No acceptance of partial payment or performance shall waive, affect or diminish any right of Mortgagee or Mortgagor’s duty of compliance and performance therewith. Any Obligation which this Mortgage secures is a separate instrument and may be negotiated, extended or renewed by Mortgagee without releasing Mortgagor or any guarantor or co-maker. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Secured Obligations or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings (including, without limitation, the restrictions upon transfer contained in Paragraph 6).

27.    Further Assurances . At any time and from time to time, upon request by Mortgagee, Mortgagor will make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all such other and further assignments, mortgages, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Mortgagee, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Mortgagor under this Mortgage, and (b) the lien and security interest created by this Mortgage upon the Mortgaged Property. Upon any failure by Mortgagor so to do, Mortgagee may make, execute, record, file, re-record and/or refile any and all such assignments, mortgages, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney in fact of Mortgagor so to do.

28.    Subrogation . Mortgagee shall be subrogated to all right, title, lien or equity of all persons to whom Mortgagee may have paid any monies in settlement of liens, charges or assessments, or in acquisition of title or for its benefit hereunder, or for the benefit or account of Mortgagor upon execution of the Note or subsequently paid under any provisions hereof.

29.    Time of the Essence . Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage, the Note, Purchase Agreement, and any and all other Transaction Documents.

30.    Indemnification; Subrogation; Waiver of Offset .

(a)    Mortgagor shall indemnify, defend and hold Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Property or the Secured Obligations, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Mortgagee’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with the Secured Obligations, this Mortgage, the Mortgaged Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnity, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Mortgagee by reason of Mortgagee’s willful misconduct or gross negligence.

(b)    If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the Secured Obligations, this Mortgage, the Mortgaged Property, or any part thereof, or any interest therein, or the maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee its reasonable attorneys’ fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to "attorneys" in this Subparagraph and elsewhere in this Mortgage shall include without limitation any attorney or law firm engaged by Mortgagee, and all references to "fees and expenses" in this Subparagraph and elsewhere in this Mortgage shall include without limitation any fees of such attorney or law firm and any allocation charges.

(c)    A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor’s Real Estate or the Real Estate of others under Mortgagor’s control from any cause insured against or required to be insured against by the provisions of this Mortgage.

(d)    All sums payable by Mortgagor hereunder shall be paid without notice (except as may otherwise be provided herein), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Real Estate or the Improvements on the Real Estate or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in such proceeding; (v) any claim which Mortgagor has, or might have, against Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of any sum secured hereby and payable by Mortgagor.

31.    Declaration of Subordination . At the option of Mortgagee, which may be exercised at any time or from time to time, by written notice to Mortgagor and to any applicable tenant, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or condemnation awards), to any and all leases of all or any part of the Real Estate upon the execution by Mortgagee and recording and filing thereof at any time hereafter in the appropriate land records of a unilateral declaration to that effect.

32.    Statutory Conditions and Statutory Power of Sale . This Mortgage is made upon the Statutory Conditions of the laws of the State of New Hampshire and the Statutory Conditions of the laws of the Commonwealth of Massachusetts and with the Statutory Powers of Sale of such States, and upon any breach of the Statutory Conditions or upon any other Event of Default, Mortgagee shall have the Statutory Power of Sale as provided under the laws of the State where the Real Estate is located.

33.    Future Advances by Mortgagee . Mortgagee may from time to time, at its sole option, make further advances to Mortgagor, to be secured hereby. Mortgagor shall execute and deliver to Mortgagee a Note or other agreement evidencing each and every such further advance which Mortgagee may make, which note or agreement shall contain such terms and conditions as Mortgagee may require. Mortgagor shall pay when due all such further advances with interest and other charges thereon, as applicable, and the same, and each note and agreement evidencing the same, shall be fully secured hereby. All provisions of this Mortgage shall apply to each such further advance as well as to any other indebtedness secured hereby and all such future advances shall enjoy the same priority as this Mortgage. Nothing herein contained, however, shall limit the amount secured by this Mortgage if such amount is increased by advances made by Mortgagee to protect or preserve the Real Estate as provided elsewhere herein. Any future advances made hereunder may be made to Mortgagor or to any successor to Mortgagor in ownership of the Real Estate.

34.    Maximum Amount Secured . The maximum amount secured by this Mortgage shall include, but not be limited to, the total of all of the following items which may be outstanding at any time: the principal amount of the Note; accrued interest, charges, and fees under the Note; legal fees and costs; collection and foreclosure costs (including appraisals, environmental testing (and remediation, if necessary), brokerage commissions, receiver’s fees, eviction costs, management and marketing fees and expenses, registry recording charges, deed transfer stamps and taxes, commercial advertising costs, and auctioneer fees); all taxes, utility payments, insurance premiums, maintenance costs, tenant improvements, rental incentives, or other amounts advanced by Mortgagee; and all other damages, costs, and expenses to which the holder of a mortgage is entitled under applicable law, and to the extent permitted by law, future advances described in Paragraph 33 above. If the laws of the State in which the Real Estate is located require a stated maximum amount for priority purposes, the maximum amount secured by this Mortgage is Ten Million Dollars ($10,000,000.00).

35 .    Recording . This Mortgage may be executed in multiple original counterparts. One original is to be filed with the land records of Essex County, Massachusetts as a mortgage, assignment of leases and financing statement pursuant to Section 9-402 of the Uniform Commercial Code of the Massachusetts General Laws as amended, and a second in the Hillsborough County Registry of Deeds, New Hampshire, as a mortgage, assignment of leases and financing statement pursuant to Section 9-402 of the Uniform Commercial Code of New Hampshire.

36.    Single Economic Unit . Mortgagor acknowledges that the Mortgaged Property constitutes a single economic entity that is located in both Massachusetts and New Hampshire, and Mortgagor agrees that without limiting any of the rights or remedies hereunder of the Mortgagee, the Mortgagee, in its sole discretion, may sell the Mortgaged Property or some part thereof that transverses state border lines as a single parcel or entity at a single sale or at different sales, in Massachusetts or New Hampshire, contingent upon the same purchaser purchasing the single parcel or entity. In addition, without limiting any of the foregoing, Mortgagee may sell the Real Estate and the Improvements and any other real property included in the Mortgaged Property either together with or separate from the personal property that is subject to a security interest under the Uniform Commercial Code in effect in New Hampshire and Massachusetts. All covenants and conditions contained in this Mortgage shall be construed as affording to the Mortgagee rights additional to, and separate from, the rights conferred by the incorporation herein of the STATUTORY CONDITIONS AND STATUTORY POWERS OF SALE under the laws of New Hampshire and Massachusetts.

37.    Waiver of Rights . MORTGAGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHTS TO NOTICE AND HEARING ALLOWED BY ANY STATE OR FEDERAL LAW, WITH RESPECT TO ANY PREJUDGMENT REMEDY OR OTHER RIGHT THAT MORTGAGEE MAY DESIRE TO EXERCISE OR EMPLOY. FURTHER, MORTGAGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS. The Mortgaged Property is not subject to any homestead interest.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage under seal, as of _________________, 2004.

STOCKERYALE, INC.

______________________________    By:______________________________________

Witness         Name:

Title

STATE OF ___________________

COUNTY OF _________________

On this the _____ day of _____________, 2004, before me, the undersigned officer, personally appeared __________________, the _________ of StockerYale, Inc., a Massachusetts corporation, duly authorized, and who acknowledged that he as such __________, being authorized to do so executed the foregoing instrument for the purposes contained therein on behalf of the corporation.

__________________________________

Notary Public [print name]

My Commission expires:

Affix Notarial Seal

Exhibit A - Real Estate Description

Exhibit B - Permitted Encumbrances

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EXHIBIT A

LEGAL DESCRIPTION

A certain tract or parcel of land, with the buildings thereon, situated in Salem, Rockingham County, State of New Hampshire and Methuen, Essex County, Commonwealth of Massachusetts, as shown on a plan of land entitled "Property Survey Plan of Land of Stocker & Yale, Inc."; 32 Hampshire Road, Town of Salem, Rockingham County, New Hampshire, Town of Methuen, Essex County, Massachusetts, prepared by Sanford Surveying and Engineering, dated 12/29/00 and recorded at the Rockingham County (NH) Registry of Deeds as Plan # D-30358 and the Essex County (MA) Registry of Deeds as Plan # 14431, and more particularly described as follows:

Beginning at the southwesterly corner of the granted premises by the intersection of Garabedian Drive, a public way, and Hampshire Road, a public way, at an iron pipe set in the ground on the Northerly side of said Hampshire Road as shown on said plan;

Thence running N 64º 12’ 05" W, 58.24 feet, along the northerly side of Hampshire Road to an iron pipe set in the ground on the northerly side of Hampshire Road;

Thence running N 53º 38’ 15" W, 265.76 feet, along the northerly side of Hampshire Road to an iron pipe set in the ground on the northerly side of Hampshire Road;

Thence running on an arch with a radius of 830 feet, 219.70 feet along the northerly side of Hampshire Road to an iron pipe set in the ground at the intersection of the northerly side of Hampshire Road and the Massachusetts/New Hampshire boundary line as shown on said plan;

Thence running N 38º 28’ 17" W, 27.33 feet by the northerly side of said Hampshire Road to the point where the northerly side of Hampshire Road intersects with the center line of the ditch as shown on said plan;

Thence turning and running S 31º 35’ 10" W, 82.10 feet along the center of the ditch to a point shown on said plan;

Thence running S 28º 30’ 05" E, 762.90 feet along the center of the ditch to a point shown on the said plan at the northeasterly corner of the premises;

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Thence turning and running S 61º 20’ 07" E, 503.90 feet, along land now or formerly of Construction Industries, Inc. to an pipe set in the ground by a fire hydrant on the easterly side of Garabedian Drive as shown on said plan;

Thence running on an arch with the radius of 750 feet, 261.32 feet, along the easterly side of the said Garabedian Drive, to an iron pipe set in the ground on the easterly side of Garabedian Drive;

Thence proceeding along the easterly side of Garabedian Drive, N 47º 31’ 15" E, 100.26 feet to a nail set in the ground on the easterly side of Garabedian Drive;

Thence proceeding on an arch with a radius of 700 feet, 269.46 feet along the easterly side of Garabedian Drive to an iron pipe set in the ground on the easterly side of Garabedian Drive;

Thence running along the easterly side of Garabedian Drive, N 25º 47’ 35" E, 80.09 feet to an iron pipe set in the ground on the easterly side of Garabedian Drive;

Thence running on an arch with the radius of 50 feet 78.54

feet to the point of beginning.

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EXHIBIT B

[Permitted Encumbrances]

Those matters shown on the Old Republic Title Insurance Policy insuring this Mortgage